CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$2,000,000,000	$232,200

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement No. 207L, dated April 27, 2011 (To Prospectus dated October 13, 2010 and Prospectus Supplement dated October 21, 2010)	Rule 424(b)(2) File No. 333-169900 CUSIP No. 46623EJH3

JPMORGAN CHASE & CO.

[X]	Senior Medium-Term Notes, Series H Due from Nine Months to Thirty Years from Date of Issue

[ ]	Subordinated Medium Term Notes, Series C Due from Nine Months to Thirty Years from Date of Issue

Principal Amount:	$2,000,000,000
Issue Price:	100%
Commission or Discount:	$3,000,000	(0.150%)
Proceeds to Company:	$1,997,000,000

Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES LLC	$ 1,960,000,000
RAMIREZ & CO., INC.	$ 20,000,000
THE WILLIAMS CAPITAL GROUP, L.P.	$ 20,000,000

Agents’ Capacity: if as principal	[ ] As agent	[X] As principal

[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale.
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).

Issue Date: May 2, 2011

Stated Maturity: May 2, 2014

Form:  [X]    Book-entry    [_]  Certificated

Currency: U.S. Dollars

[ ] Fixed Rate Note:	[ ]% per annum

[X] Floating Rate Note:	CD [ ]	Commercial Paper Rate [ ]	Reuters LIBOR01 [X]
	Treasury Rate [ ]	Prime Rate [ ]

Interest Payment Dates:    Quarterly on the 15th of March, June, September and December, via modified following business day convention, commencing June 15, 2011, and on the Stated Maturity Date

Interest Reset Dates:  Quarterly on 15th of March, June, September and December, via modified following business day convention, commencing June 15, 2011

Index Maturity:    3-month LIBOR

Spread (+/-):    +75 basis points

Multiplier:    Not Applicable

Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:  Not Applicable

Optional Redemption:  Yes [  ]  No [X]